Exhibit 10.13

TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT,

dated as of September 30, 2013,

among

CPG MERGER SUB LLC,

as the Borrower,

each other Subsidiary of Holdings

identified herein

and

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent

Reference is made to the ABL/Term Loan Intercreditor Agreement, dated as of September 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL/Term Loan Intercreditor Agreement”) among Deutsche Bank AG New York Branch, as administrative agent under the ABL Credit Agreement (the “ABL Administrative Agent”), Barclays Bank PLC, as administrative agent under the Term Loan Credit Agreement (the “Term Loan Administrative Agent”), the Borrower and the other parties thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Term Loan Administrative Agent, for the benefit of the secured parties hereunder, pursuant to this Term Loan Guarantee and Collateral Agreement (this “Agreement”) and the exercise of any right or remedy by the Term Loan Administrative Agent hereunder are subject to the provisions of the ABL/Term Loan Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the ABL/Term Loan Intercreditor Agreement and this Agreement regarding the relative priorities of the liens granted to the ABL Administrative Agent and the Term Loan Administrative Agent in the collateral, the provisions of the ABL/Term Loan Intercreditor Agreement shall govern and control.

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ii

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Filing Jurisdictions
Schedule V	Commercial Tort Claims
Schedule VI	Matters Relating to Accounts and Inventory
Schedule VII	Jurisdictions of Organization, Locations of Chief Executive Offices

Exhibits

Exhibit I	Form of Supplement to the Guarantee and Collateral Agreement

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TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT dated as of September 30, 2013 (this “Agreement”), among CPG MERGER SUB LLC, a Delaware limited liability company (prior to the consummation of the Acquisition, the “Borrower”), each other party that becomes a party to this Agreement after the Closing Date and BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the Term Loan Credit Agreement dated as of September 30, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time, Barclays, as Administrative Agent and Collateral Agent, and the other parties thereto.

Promptly following consummation of the Acquisition, each of CPG Newco LLC (“Holdings”) and the Subsidiary Loan Parties shall accede to this Agreement and each other Loan Document (as appropriate) by execution of a joinder, supplement or other form of applicable agreement.

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings, directly or indirectly, owns 100% of the equity interests of the Borrower and, following the consummation of the Acquisition, the Subsidiary Loan Parties (which at that time shall also be Subsidiaries of the Borrower). The Loan Parties will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Administrative Agent” shall mean Deutsche Bank AG New York Branch, as administrative agent under the ABL Credit Agreement, and any successor thereto.

“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement as in effect on the date hereof.

“ABL/Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the date hereof among the Administrative Agent, the ABL Administrative Agent and the Pledgors.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

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“Collateral” shall mean the collective reference to Article 9 Collateral and Pledged Collateral.

“Control Agreement” shall mean a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Administrative Agent with “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Administrative Agent.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Copyright License or otherwise): (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Discharge of ABL Priority Claims” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Excluded Assets” shall have the meaning assigned to such term in Section 4.01.

“Excluded Equity Interests” shall have the meaning assigned to such term in Section 3.01.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.03.

“Guarantors” shall mean Holdings and the Subsidiary Loan Parties.

“Intellectual Property” shall mean all intellectual property of every kind and nature which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information or know-how.

“Intellectual Property Security Agreement” shall mean a security agreement in a form reasonably acceptable to the Administrative Agent and the Borrower.

“IP Agreements” shall mean all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, relating to the license of any material Intellectual Property to which a Pledgor, now or hereafter, is a party, excluding, in each case, licenses of commercial business software and non-exclusive licenses of Intellectual Property incidental to the sale or purchase of products or services in the ordinary course of business, and including, without limitation, the agreements set forth on Schedule III hereto.

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“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Patent License or otherwise): (a) all letters patent of the United States, including those listed on Schedule III, and all applications for letters patent of the United States, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean Holdings, the Borrower and each Subsidiary Loan Party.

“Secured Parties” shall mean (a) the Lenders, (b) the Agents, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and permitted assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Subsidiary Loan Party” shall mean each Subsidiary identified on Schedule I, each Co- Borrower and each other Person that becomes a party hereto in accordance with Section 7.16.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” shall mean all of the following which any Pledgor now or hereafter owns or in which any Pledgor now or hereafter has an interest (pursuant to a Trademark License or otherwise): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all

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registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

ARTICLE II

GUARANTEE

Section 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Administrative Agent for the ratable benefit of the Secured Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Loan Party or any other person.

Section 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

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(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Administrative Agent or any other Secured Party for the Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v) any illegality, lack of validity or enforceability of any Obligation;

(vi) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy or reorganization of any Loan Party;

(vii) the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrower, the Administrative Agent, any other Secured Party or any other person, whether in connection herewith, the other Loan Documents or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(viii) any action permitted or authorized hereunder; or

(ix) any other circumstance (including any statute of limitations) or any act or omission that may in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety (other than the payment in full in cash or immediately available funds of the Obligations).

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release, substitute or add any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than, after the payment in full in cash or immediately available funds of all the Obligations (other than contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted). The Administrative Agent and the other Secured Parties may exercise any right or remedy available to them against any other Loan Party pursuant to this Agreement or the other Loan Documents, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that after giving effect thereto all Obligations have been terminated and paid in full (other than contingent indemnity or expense reimbursement obligations that are not yet due and payable and for which no claim has been made). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

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Section 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, if, at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05. Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, subject to Section 2.07, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Obligations constituting Loans or other advances made to or reimbursement obligations owed by another Loan Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the discharge of Obligations. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower, any other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that no Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07. Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, each Agent and each other Secured Party hereby confirms that it is the intention of all such persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agents, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

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Section 2.08. Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made free and clear of and without deduction for, any Indemnified Taxes or Other Taxes provided that if a Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Administrative Agent or any Secured Party, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. The provisions of Section 2.15 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01. Pledge. As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a)(i) the Equity Interests directly owned by it (including those Equity Interests listed on Schedule II) and (ii) any other Equity Interests obtained in the future by such Pledgor and, in each case, the certificates representing all such Equity Interests (the foregoing clauses (i) and (ii), collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include:

(A) (1) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary that is (x) a CFC directly owned by any Pledgor or (y) any Qualified CFC Holding Company directly owned by a Pledgor or (2) any of the issued and outstanding Equity Interests of (x) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or (y) any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Loan Party,

(B) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, nominee shares or similar shares, which are required by Law to be held by persons other than the Pledgors, such qualifying shares, nominee shares or similar shares held by persons other than Pledgors,

(C) any Equity Interests of any person (other than a Wholly Owned Domestic Subsidiary that is directly owned by a Pledgor), to the extent restricted or not permitted by the terms of such person’s organizational documents or other agreements with holders of such Equity Interests (so long as such prohibition did not arise as part of the acquisition or formation of such person or in anticipation of the Credit Agreement and other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect,

(D) any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder is prohibited or restricted by any applicable Law, including any requirement to obtain consent of any Governmental Authority (other than to the extent such prohibition would be rendered ineffective under the UCC or any other applicable Law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect,

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(E) any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder would result in (1) material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar Law or regulation in any applicable jurisdiction) or (2) material adverse regulatory consequences, in each case as reasonably determined by the Borrower and with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned),

(F) any margin stock,

(G) any Equity Interests that the Borrower and the Administrative Agent shall have agreed in writing to treat as Excluded Equity Interests for purposes hereof on account of the cost, difficulty, burden or consequences of pledging such Equity Interests hereunder being excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby,

(H) any Equity Interests in captive insurance subsidiaries, special purpose entities identified in writing at any time by the Borrower to the Administrative Agent and not-for-profit subsidiaries and

(I) (a) any Equity Interests in Unrestricted Subsidiaries (any Equity Interests excluded pursuant to clauses (A) through (H) above, along with this clause (I), the “Excluded Equity Interests”), (b)(i) the promissory notes and any instruments evidencing Indebtedness owned by it as of the Closing Date (including those listed opposite the name of such Pledgor on Schedule II) and (ii) any promissory notes and instruments and any Indebtedness in the future issued to such Pledgor having, an aggregate principal amount in excess of $5.0 million (the foregoing clauses (i) and (ii) collectively, the “Pledged Debt Securities”), in each case including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt Securities (except to the extent otherwise excluded from the Collateral pursuant to this Agreement), but excluding (1) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries or (2) to the extent the pledge of such promissory note or instrument would violate applicable law (after giving effect to the relevant anti- assignment provisions of the Uniform Commercial Code), (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth and in each case subject to the last paragraph of Article IV of the Credit Agreement and the Collateral and Guarantee Requirement.

Section 3.02. Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

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(b) Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Borrower and the other Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Administrative Agent, to immediately demand payment thereunder upon a Specified Event of Default unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock, in each case as of the Closing Date and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged in order to satisfy the Collateral and Guarantee Requirement on the Closing Date. Any Pledgor may certificate any interest in a limited liability company or a limited partnership that was previously uncertificated; provided that the certificate is promptly delivered to the Administrative Agent in accordance with the Intercreditor Agreements. Any Pledgor may amend the organizational documents of any limited liability company or limited partnership so that such limited liability company’s or limited partnership’s interests are no longer represented by a certificate; provided that upon such action, the Administrative Agent will not cease to have a perfected security interest in such interests;

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

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(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary, any Qualified CFC Holding Company or any Foreign Subsidiary) are delivered to the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate UCC filing office, the Administrative Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC or the corresponding code or statute of any other applicable jurisdiction, subject only to Permitted Liens, as security for the payment and performance of the Obligations;

(h) as of the Closing Date, none of the Equity Interests in limited liability companies or partnerships that are pledged by the Pledgors hereunder constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction; and

(i) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered reasonable prior written notice to the Administrative Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Administrative Agent to maintain the security interest of the Administrative Agent therein as a valid, perfected, first priority security interest, subject to the relative priorities set forth in the ABL/Term Loan Intercreditor Agreement.

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Section 3.04. Registration in Nominee Name; Denominations. The Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Section 3.05. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Administrative Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange

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for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any noncash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after written notice by the Administrative Agent to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i), subclause (iii) and subclause (v) of Section 6.06(b) of the Credit Agreement. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) pursuant to the provisions of this paragraph (b), subject to the ABL/Term Loan Intercreditor Agreement shall be retained by the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) in an account to be established by the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived, the Administrative Agent shall, if not previously applied to the Obligations, promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after the Administrative Agent shall have given written notice to the Borrower of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and

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consensual rights and powers (subject to the ABL/Term Loan Intercreditor Agreement); provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Money, whether held in a Deposit Account or in the possession of the Administrative Agent;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Letter of Credit Rights;

(xi) all Intellectual Property;

(xii) all Commercial Tort Claims described on Schedule V hereto, as updated from time to time;

(xiii) all cash held in any Securities Account;

(xiv) all books and Records pertaining to the Article 9 Collateral; and

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(xv) all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle or any other property covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any Excluded Equity Interests, (c) any Letter of Credit Rights, except to the extent a security interest therein can be perfected by the filing of Uniform Commercial Code financing statements, and to the extent such Pledgor is not required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (d) any Pledgor’s right, title or interest in any lease, license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than such Pledgor), such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity), (e) assets to the extent the granting of a security interest therein would be prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority), (f)(i) payroll and other employee wage and benefit accounts, (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow accounts and (iv) fiduciary or other trust accounts, and, in the case of clauses (i) through (iv), the funds or other property held in or maintained in such account, (g) any Commercial Tort Claim with a value not in excess of $5.0 million, as determined in good faith by the Borrower, (h) any governmental licenses or State or local franchises, charters or authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition or restriction, (i) assets if the granting of a security interest therein would result in (i) material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) or (ii) material adverse regulatory consequences, in each case as reasonably determined by the Borrower and with the consent of the Administrative Agent (which consent will not to be unreasonably withheld, delayed or conditioned), (j) those assets as to which the Administrative Agent and the Borrower reasonably agree in writing that any of the cost, difficulty, burden or consequences of obtaining such a security interest are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (k) any United States “intent to use” trademark application or intent-to-use service mark application filed pursuant to Section 1(b) of the Lanham Act to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Pledgor’s right, title or interest therein or any trademark or service mark issues as a result of such application under applicable federal law, after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral, (l) any assets and proceeds thereof subject to a Capital Lease Obligations or a purchase money Lien permitted by Section 6.02(i) of the Credit Agreement to the extent the documents providing for such Capital Lease Obligation or purchase money Lien do not permit such assets and proceeds thereof to the pledged to the Administrative Agent and (m) any assets acquired after the date hereof subject to a Lien permitted by Section 6.02(c) of the Credit Agreement that existed on such assets at the time of the acquisition thereof and was not incurred in contemplation of such acquisition so long as the documents providing for such Lien do not permit such assets to be pledged to the Administrative Agent (the assets described in clauses (a) through (l) above, collectively, the “Excluded Assets”); provided that such exclusions shall not apply to the proceeds of any of the foregoing property.

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(b) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral (including all Article 9 Collateral consisting of Pledged Collateral) or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets”, whether now owned or hereafter acquired, or words of similar effect. Each Pledgor agrees to provide such information to the Administrative Agent promptly upon request. As of the Closing Date, the filing jurisdictions for filing of each applicable Uniform Commercial Code financing statement is as set forth on Schedule IV.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of perfecting, continuing, enforcing or protecting the Security Interest granted by each Pledgor, and naming any Pledgor or the Pledgors as debtors and the Administrative Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement or the Credit Agreement, (i) no perfection steps shall be required by any means other than (A) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of each Pledgor, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office of the short forms of Intellectual Property Security Agreement, (C) delivery of Collateral consisting of instruments, notes and debt securities in a principal amount in excess of $5.0 million; provided that such delivery shall not be required with respect to (1) instruments, notes and debt securities that are promptly deposited into an investment or securities account, (2) checks received in the ordinary course of business and (3) notes and debt securities issued in connection with the extension of trade credit by a grantor of a security interest, (D) delivery of Collateral consisting of certificated Equity Interests included in the Collateral and (E) (i) other actions expressly required by this Agreement or the Credit Agreement; (ii) Control Agreements or similar arrangements shall not be required with respect to any Deposit Accounts (except with respect to the Blocked Accounts as defined under the ABL Credit Agreement and the Asset Sale Proceeds Account), Securities Accounts, Commodities Accounts or other Collateral that requires perfection by “control”; and (iii) the Pledgors shall not be required to take any actions outside the United States to create or perfect any security interests in any Collateral (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any foreign jurisdiction).

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Section 4.02. Representations and Warranties. Each Pledgor represents and warrants to the Administrative Agent and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(b) The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements containing a description of the Article 9 Collateral that have been prepared by the Administrative Agent for filing in the office specified in Schedule IV constitute all the filings, recordings and registrations (except as set forth in the following clause (c)) that are, as of the Closing Date, necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing. Each Pledgor agrees to update the schedules attached hereto in accordance with Section 5.04(f) of the Credit Agreement.

(c) Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Administrative Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office.

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.01(b), a perfected security interest in all Article 9 Collateral if and to the extent which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest in all Intellectual Property Collateral upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, if and to the extent which a security interest may be perfected by such recording. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than (i) Permitted Liens having priority either by operation of applicable law or pursuant to the terms of the ABL/Term Loan Intercreditor Agreement or (ii) Permitted Liens which are permitted to have priority pursuant to the terms of the Credit Agreement.

(e) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment

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in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(f) None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Closing Date except as indicated on Schedule V.

(g) Except as set forth in Schedule VI, as of the Closing Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(h) As to itself and its Article 9 Collateral consisting of Intellectual Property, excluding the Excluded Assets (the “Intellectual Property Collateral”):

(i) The Intellectual Property Collateral set forth on Schedule III includes all of the Patents, Trademarks and Copyrights owned by such Pledgor as of the date hereof that are material to the operation of such Pledgor’s business. To the knowledge of such Pledgor, Pledgor owns all of the Patents, Trademarks, and Copyrights on Schedule III, free and clear of all Liens except Permitted Liens.

(ii) The issued Patents, registered Copyrights and registered Trademarks included in the Intellectual Property Collateral are subsisting and unexpired and have not been adjudged invalid or unenforceable in whole or part, and are valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable.

(iii) The operation of such Pledgor’s business as currently conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any third party rights in any Intellectual Property.

(iv) To the knowledge of such Pledgor, no third party is infringing, misappropriating, diluting, misusing or otherwise violating such Pledgor’s rights in any Intellectual Property.

(v) Such Pledgor has (A) made or performed in the ordinary course of Pledgor’s business, acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and (B) used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, except, in the case of each of (A) and (B), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(vi) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any written notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any written notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C)

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neither such Pledgor nor, to the knowledge of such Pledgor, any other party to such IP Agreement is in breach or default thereof in any material respect, and to the knowledge of such Pledgor, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(i) On the date hereof, such Pledgor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Pledgor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule VII. Such Pledgor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

(j) No amount payable to such Pledgor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. None of the obligors on any Receivables is a Governmental Authority. The amounts represented by such Pledgor to the Lenders from time to time as owing to such Pledgor in respect of the Receivables will at such times be accurate.

Section 4.03. Covenants.

(a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Administrative Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in organizational identification number, where applicable, or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Administrative Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed. Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral and subject to Section 4.05 with respect to the Intellectual Property Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Administrative Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(b) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument subject to the ABL/Term Intercreditor Agreement shall be promptly pledged and delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Administrative Agent.

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(c) After the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(d) None of the Pledgors will, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement.

(e) At its option after the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Administrative Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral.

(g) Each Pledgor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, after the occurrence and during the continuation of an Event of Default, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.03(g), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Administrative Agent and shall be additional Obligations secured hereby.

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Section 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, for the ratable benefit of the Secured Parties, the Administrative Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security constituting Pledged Collateral or Article 9 Collateral, such Pledgor shall forthwith endorse, assign and deliver the same to the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Administrative Agent of such uncertificated securities and upon the occurrence and during the continuance of an Event of Default, such Pledgor shall pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) as to such security, without further consent of any Pledgor or such nominee or (ii) cause the issuer to register the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) as the registered owner of such security.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million at any time after the date hereof, such Pledgor shall promptly notify the Administrative Agent thereof by updating Schedule V hereof, and grant to the Administrative Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement: (a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to contractually prohibit its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to contractually require its licensees and its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use, or knowingly permit its licensees’ use of, such Trademark in violation of any third-party rights.

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(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees and its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d) Each Pledgor shall notify the Administrative Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Administrative Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve month period and (ii) upon the reasonable request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is in each case material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Administrative Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly take actions as are reasonably appropriate under the circumstances.

Section 4.06. ABL/Term Intercreditor Relations. Notwithstanding anything herein to the contrary, (a) the Pledgors and the Administrative Agent acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies hereunder are subject to the provisions of the ABL/Term Loan Intercreditor Agreement and (b) prior to the Discharge of ABL Priority Claims, any obligation hereunder to physically deliver any ABL Priority Collateral to the Administrative Agent shall be deemed satisfied by the delivery to the ABL Administrative Agent, acting as gratuitous bailee for the Administrative Agent in accordance with the ABL/Term Loan Intercreditor Agreement. The failure of the Administrative Agent or any other Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of the ABL/Term Loan Intercreditor Agreement or otherwise) shall not constitute a waiver of any such rights and remedies.. In the event of any conflict or inconsistency between the ABL/Term Loan Intercreditor Agreement and this Agreement regarding the relative priorities of the liens granted to ABL Administrative Agent and the Administrative Agent in the Collateral, the terms of the ABL/Term Loan Intercreditor Agreement shall govern and control.

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ARTICLE V

REMEDIES

Section 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) on demand, and it is agreed that the Administrative Agent shall have the right, subject to applicable law, to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a non-exclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of, removing or selling the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing rights and remedies, each Pledgor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law (including the Uniform Commercial Code), to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Pledgors ten Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. The Collateral, or the portion thereof, to be sold at any such sale may be sold in one lot as an entirety or in separate parcels, in the Administrative Agent’s own right or by one or more agents and contractors, upon any premises owned, leased, or occupied by any Pledgor and the Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory to be sold with other goods (all of which other goods shall remain the sole property of the

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Administrative Agent or such agent or contractor), all as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to the Administrative Agent an irrevocable (subject to the last sentence of this paragraph), nonexclusive license (exercisable without payment of royalty or other compensation to the Pledgors), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Pledgor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license or sublicense to any Intellectual Property granted by the Administrative Agent in accordance herewith shall be binding upon each Pledgor notwithstanding any subsequent cure of an Event of Default.

With respect to the foregoing, the Administrative Agent shall provide the Borrower with seven (7) days’ written notice prior to taking the actions contemplated by this Section 5.01.

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Section 5.02. Application of Proceeds.

(a) To the extent required pursuant to the ABL/Term Loan Intercreditor to be applied to Term Loan Claims (as defined in the ABL/Term Loan Intercreditor), the Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in the following order of priority:

(i) first, to all amounts owing to the Administrative Agent or the Administrative Agent pursuant to any of the Loan Documents in its capacity as such in respect of (x) the preservation of Collateral or its security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), to all other amounts owing to the Administrative Agent or Administrative Agent pursuant to any of the Loan Documents in its capacity as such;

(iii) third, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (ii), to an amount equal to the outstanding Obligations shall be paid to the Secured Parties, with each Secured Party receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its pro rata share of the amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the payment in full of the Obligations, to the relevant Loan Party, their successors or assigns, or as a court of competent jurisdiction may otherwise direct or as otherwise required by the Intercreditor Agreement.

(b) If any payment to any Secured Party pursuant to this Section 5.02 of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Parties, with each Secured Party whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Party and the denominator of which is the unpaid Obligations of all Secured Parties entitled to such distribution.

(c) Subject to the terms of the applicable Intercreditor Agreement, all payments required to be made hereunder shall be made to the Administrative Agent for the account of such Secured Parties or as the Administrative Agent may otherwise direct in accordance with the Loan Documents.

(d) [Reserved.]

(e) Subject to the other limitations (if any) set forth herein and in the other Loan Documents, it is understood that the Loan Parties shall remain liable (as and to the extent set forth in herein except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct) to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations of the Loan Parties.

(f) It is understood and agreed by each Loan Party that the Administrative Agent shall have no liability for any determinations made by it in this Section 5.02 except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct. Each Loan Party also agrees that the Administrative Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the ABL/Term Loan Intercreditor Agreement, and the Administrative Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

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Section 5.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02. Contribution and Subrogation. Subject to Section 2.07, each Guarantor (other than Holdings) (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor (other than Holdings) hereunder in respect of any Obligation or assets of any other Guarantor (other than Holdings) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor other than

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Holdings (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.

Section 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) until such time as this Agreement has been terminated in accordance with Section 7.15(a). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to the Obligations or any Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of the Obligations and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower, any other Guarantor or any Subsidiary shall be fully subordinated to the payment in full in cash or immediately available funds of the Obligations (other than contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) to the extent subordination is required pursuant to the provisions of Section 6.01(f) of the Credit Agreement, until such time as this Agreement has been terminated in accordance with Section 7.15(a).

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

Section 7.02. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

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Section 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Pledgor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 7.06. Administrative Agent’s Fees and Expenses; Indemnification. The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement and the provisions of Section 9.05 shall be incorporated by reference herein and apply to each Pledgor mutatis mutandis.

Section 7.07. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the

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Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Administrative Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

28

Section 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

Section 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than contingent indemnification and reimbursement obligations, in each case, that are not yet due and payable and for which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement.

(b) A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary Loan Party, is designated as an Unrestricted Subsidiary or otherwise ceases to be a Guarantor; provided that such portion of the Lenders as shall be required by the terms of the Credit Agreement to have consented to such transaction (to the extent such consent is required by the Credit Agreement) shall have consented thereto and the terms of such consent did not provide otherwise; provided further to the extent the ABL Security Documents are in effect on such date, such Subsidiary Loan Party (and the security interests in the Collateral in respect thereof) shall be released under the ABL Security Documents concurrently with the release referred to in this clause (b).

29

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement or pursuant to Section 5.1 of the ABL/Term Loan Intercreditor Agreement, the security interest in such Collateral shall be automatically released; provided to the extent the ABL Security Documents are in effect on such date, the security interests in such Collateral shall be released under the ABL Security Documents concurrently with the release referred to in this clause (c).

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.15, the Administrative Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Administrative Agent (or a designated bailee, in accordance with the ABL/Term Loan Intercreditor Agreement) and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Administrative Agent shall not be required to take any action under this Section 7.15(d) unless such Pledgor shall have delivered to the Administrative Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Administrative Agent.

Section 7.16. Additional Guarantors. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. Upon execution and delivery by the Administrative Agent and Holdings of an instrument in the form of Exhibit I hereto, Holdings shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

[Signature Page Follows]

30

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CPG MERGER SUB LLC, as Borrower

By:	/s/ Dan Lukas
Name: Dan Lukas
Title: Authorized Person

[Signature Page to Term Loan Guarantee and Collateral Agreement]

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:	/s/ Irina Dimova
Name: Irina Dimova
Tit le: Vice President

[Signature Page to Term loan Guarantee and Collateral Agreement]

Schedule I

Subsidiary Loan Parties

1.	CPG International I Inc.

2.	Vycom Corp.

3.	Scranton Products Inc.

4.	Sanatec Sub I Corporation

5.	Santana Products Inc.

6.	AZEK Building Products, Inc.

7.	TimberTech Limited

8.	Procell Decking Inc.

9.	VAST Enterprises, LLC

10.	CPG Sub I Corporation

Schedule II

A. Pledged Stock

Entity	Form of Entity	Jurisdiction of Organization	Holder(s) of Equity Interests/Pledgor	Percent Held/Pledged	Certificated
CPG International Inc.	Corporation	Delaware	CPG Newco LLC	100%	No
CPG International I Inc.	Corporation	Delaware	CPG International Inc.	100%	Yes
Vycom Corp.	Corporation	Delaware	CPG International I Inc.	100%	Yes
Scranton Products Inc.	Corporation	Delaware	CPG International I Inc.	100%	Yes
Sanatec Sub I Corporation	Corporation	Delaware	Scranton Products Inc.	100%	Yes
Santana Products Inc.	Corporation	Delaware	Scranton Products Inc.	100%	Yes
AZEK Building Products, Inc.	Corporation	Delaware	CPG International I Inc.	100%	Yes
TimberTech Limited	Limited liability company	Ohio	CPG International I Inc.	100%	No
Procell Decking Inc.	Corporation	Delaware	AZEK Building Products, Inc.	100%	Yes
VAST Enterprises, LLC	Limited liability company	Minnesota	AZEK Building Products, Inc.	100%	No
CPG Sub I Corporation	Corporation	Delaware	CPG International I Inc.	100%	Yes
AZEK Canada Inc.	Corporation	Ontario	AZEK Building Products, Inc.	100%/65%	No

B. Debt Securities

Pledgor	Debt Security
Holdings, the Borrower and each Subsidiary Loan Party	Global Intercompany Note among Holdings, the Borrower and each Subsidiary Loan Party, in each case as payor and payee, replacing, superseding and canceling the loans and advances made pursuant to (i) the Subordinated Intercompany Notes among CPG International I Inc., as payee, and (A) Procell Decking Inc., as payor, in the original principal amount of $33.0 million, (B) Scranton Products Inc., as payor, in the original principal amount of $33.5 million, (C) AZEK Building Products, Inc., as payor, in the original principal amount of $132.0 million and (D) Scranton Products Inc., as payor, in the original principal amount of $88.0 million and (ii) the intercompany loans by CPG International Inc., CPG International I Inc., Scranton Products Inc., AZEK Building Products, Inc., Santana Products Inc., Sanatec Sub I Corporation, CPG Sub I Corporation, Vycom Corp. and Procell Decking Inc., as payors, to CPG International Inc., CPG International I Inc., Scranton Products Inc., AZEK Building Products, Inc., Santana Products Inc., Sanatec Sub I Corporation, CPG Sub I Corporation, Vycom Corp. and Procell Decking Inc., as payees.

Schedule III

Intellectual Property

1. Patents, Trademarks, Copyrights (Owned)

Please see attached schedules III(1), III(2), III(3) for list of material owned patents, trademarks and copyrights.

2. Third Party IP Agreements

None.

Schedule III(1)

Patents

U.S. PATENTS AND PATENT APPLICATIONS

Country	Owner	Title	Application No.	File Date	Patent No.	Issue Date	Status
US	AZEK Building Products, Inc.	An Apparatus and Method for Edge Sealing of Foam Boards	12/390,037	2/20/2009	8,333,582	12/18/2012	Issued
US	AZEK Building Products, Inc.	Apparatus and Method for Edge Sealing of Foam Boards	13/716,795	12/17/2012			Pending
US	AZEK Canada, Inc.	Guard Rail System	09/994,736	11/28/2001	6,702,259	3/9/2004	Issued
US	AZEK Canada, Inc.	Method of Assembling a Guard Rail	11/409,005	4/24/2006	7,472,482	1/6/2009	Issued
US	AZEK Building Products, Inc.	Rail Assembly Having a Baluster Swing Bracket	12/836,685	7/15/2010	8,376,321	2/19/2013	Issued
US	AZEK Building Products, Inc.	Screw Type Fastener	29/356,196	2/22/2010	D651,507	1/3/2012	Issued
US	AZEK Building Products, Inc.	Universal Skirt Board	12/985,650	1/6/2011			Pending
US	AZEK Building Products, Inc.	Water Barrier Trim	12/986,413	1/7/2011	8,347,567	1/8/2013	Issued
US	AZEK Building Products, Inc.	Integrated Drip Edge	29/410,691	1/11/2012	D679,418	4/2/2013	Issued
US	AZEK Building Products, Inc.	Water Barrier Trim	29/440,517	12/21/2012	D684,706	6/18/2013	Issued
US	AZEK Building Products, Inc.	Interlocking Decorative Trim System	12/986,483	1/7/2011	8,375,660	2/19/2013	Issued

Country	Owner	Title	Application No.	File Date	Patent No.	Issue Date	Status
US	AZEK Building Products, Inc.	Finish Grade Trim Base	29/410,009	1/3/2012	D679,420	4/2/2013	Issued
US	AZEK Building Products, Inc.	Finish Grade Trim	29/410,010	1/3/2012	D679,421	4/2/2013	Issued
US	AZEK Building Products, Inc.	Universal Bracket	12/819,430	6/21/2010	8,398,058	3/19/2013	Issued
US	AZEK Building Products, Inc.	Screw Type Fastener Having an Unthreaded Shank	29/369,633	9/10/2010	D637,896	5/17/2011	Issued
US	AZEK Building Products, Inc.	Bench and Planter Combination	13/347,024	1/10/2012			Pending
US	AZEK Building Products, Inc.	Adjustable Gate	13/347,013	1/10/2012			Pending
US	AZEK Building Products, Inc.	Deck Storage Bin System	13/347,002	1/10/2012			Pending
US	AZEK Building Products, Inc.	Bracket	29/383,111	1/12/2011	D655,149	3/6/2012	Issued
US	AZEK Building Products, Inc.	Spring Clip Method of use for Installing Railings	13/345,950	1/9/2012			Pending
US	AZEK Building Products, Inc.	Bottom Rail Bracket Assembly	29/383,114	1/12/2011	D656,813	4/3/2012	Issued
US	AZEK Building Products, Inc.	Retainer for Railings	29/386,040	2/24/2011	D669,340	10/23/2012	Issued
US	AZEK Building Products, Inc.	Angle Shim	29/386,039	2/24/2011	D,679,574	4/9/2013	Issued
US	AZEK Building Products, Inc.	Storage Tub	29/386,765	3/4/2011	D663,525	7/17/2012	Issued
US	AZEK Building Products, Inc.	Siding Board	29/387,081	3/9/2011	D661,818	6/12/2012	Issued

Country	Owner	Title	Application No.	File Date	Patent No.	Issue Date	Status
US	AZEK Building Products, Inc.	Lighted Railing and Similar Structures	13/345,970	1/9/2012	8,388,214	3/5/2013	Issued
US	AZEK Building Products, Inc.	Light Strip for Railings	29/408,376	12/12/2011	D661,010	5/29/2012	Issued
US	AZEK Building Products, Inc.	Crosshead Pediment	29/401,766	9/15/2011	D674,122	1/8/2013	Issued
US	AZEK Building Products, Inc.	Crown Moulding	29/407,992	12/6/2011	D666,326	8/28/2012	Issued
US	AZEK Building Products, Inc.	Universal Skirt Board	29/410,689	1/11/2012	D679,417	4/2/2013	Issued
US	AZEK Building Products, Inc.	Interlocking Finish Trim	29/422,948	5/25/2012	D679,419	4/2/2013	Issued
US	AZEK Building Products, Inc.	Interlocking Finish Trim Base	29/422,951	5/25/2012	D679,380	4/2/2013	Issued
US	AZEK Building Products, Inc.	Column Panel	29/454,249	5/8/2013			Pending
US	AZEK Building Products, Inc.	Column Panel	29/454,245	5/8/2013			Pending
US	AZEK Building Products, Inc.	Column Panel	29/454,243	5/8/2013			Pending
US	AZEK Building Products, Inc.	Corner Reinforcement for Building Trim	29/410,687	1/11/2012	D684,279	6/11/2013	Issued
US	Scranton Products Inc.	Locker	12/505,017	7/17/2009	8,333,412	12/18/2012	Issued
US	Scranton Products Inc.	Locker	08/196,660	2/10/1994	5,564,806	10/15/1996	Issued
US	Scranton Products Inc.	Locker Door Retrofit Assembly	08/356,490	12/15/1994	5,595,426	1/21/1997	Issued
US	Scranton Products Inc.	Locker Door Retrofit Assembly	08/754,496	11/20/1996	5,810,458	9/22/1998	Issued

Country	Owner	Title	Application No.	File Date	Patent No.	Issue Date	Status
US	Scranton Products Inc.	Locker Door Retrofit Assembly	09/118,636	7/17/1998	5,951,126	9/14/1999	Issued
US	Scranton Products Inc.	Fire Retarding Polypropylene Composition	09/004,374	1/8/1998	6,348,122	2/19/2002	Issued
US	Scranton Products Inc.	Locker Retrofit Assembly	10/821,364	4/9/2004	7,409,805	8/12/2008	Issued
US	Scranton Products Inc.	Locker Handle	29/358,631	3/30/2010	D653,932	2/14/2012	Issued
US	Scranton Products	Hinge	29/410,443	1/9/2012			Pending
US	Scranton Products Inc.	Thermoformed or Molded Partition	12/845,0741	07/28/2010			Pending
US	Scranton Products Inc.	Clam Hinge	29/425,900	6/28/2012	D,679,570	4/9/2013	Issued
US	TimberTech Limited	Synthetic Wood Post Cap	09/824,463	04/02/2001	6,662,515	12/16/2003	Issued
US	TimberTech Limited	Deck Plank	08/752,813	11/21/1996	5,836,128	11/17/1998	Issued
US	TimberTech Limited	Deck Plank	09/009,283	01/20/1998	6,131,355	10/17/2000	Issued
US	TimberTech Limited	Deck Plank	09/162,626	09/29/1998	6,035,588	03/14/2000	Issued
US	TimberTech Limited	Deck Plank	09/643,806	08/22/2000	6,272,808	08/14/2001	Issued
US	TimberTech Limited	Method Of Manufacturing A Sacrificial Limb For A Deck Plank	09/413,385	10/06/1999	6,423,257	07/23/2002	Issued
US	TimberTech Limited	Rail System And Method For Assembly	12/831,064	07/06/2010	8,167,275	05/01/2012	Issued
US	TimberTech Limited	Rail System And Method For Assembly	13/461,496	05/01/2012			Pending
US	TimberTech Limited	Fiberglass/Cellulosic Composite And Method For Molding	11/625,196	01/19/2007	7,743,567	6/29/2010	Issued
US	TimberTech Limited	Methods Of Manufacturing A Lattice Having A Distressed Appearance	11/968,086	12/31/2007	8,074,339	12/13/2011	Issued

[1]	CPG International Holdings LP intends to abandon this patent application. If and when the patent application is abandoned, the patent application will effectively be removed from the schedules.

Country	Owner	Title	Application No.	File Date	Patent No.	Issue Date	Status
US	TimberTech Limited	Outdoor Deck Lighting System	12/049,938	03/17/2008	7,686,485	3/30/2010	Issued
US	TimberTech Limited	Baluster Light System	12/049,967	03/17/2008	7,862,196	01/04/2011	Issued
US	TimberTech Limited	Deck Lighting System	12/049,929	03/17/2008	7,661,837	2/16/2010	Issued
US	TimberTech Limited	Stair Riser Light And Method For Installing Same	12/049,979	03/17/2008	7,934,848	5/3/2011	Issued
US	TimberTech Limited	Bracketing System	11/843,646	08/22/2007	7,913,960	3/29/2011	Issued
US	TimberTech Limited	Capped Component And Method For Forming	12/635,532	12/10/2009	8,460,797	6/11/2013	Issued
US	TimberTech Limited	Compression Molding Of Synthetic Wood Material	08/739,416	10/29/1996	6,180,257	1/30/2001	Issued
US	TimberTech Limited	Compression Molding Of Synthetic Wood Material	09/712,118	11/14/2000	6,511,757	1/28/2003	Issued
US	TimberTech Limited	Foam Composite Wood Replacement Material	10/038,851	12/31/2001	6,590,004	07/08/2003	Issued
US	TimberTech Limited	Cellulosic/Polymer Composite Material	10/802,467	03/17/2004	6,971,211	12/06/2005	Issued
US	TimberTech Limited	Cellulose/Polyolefin Composite Pellet	10/001,530	10/25/2001	6,632,863	10/14/2003	Issued
US	TimberTech Limited	Water Drainage System For A Deck	09/564,511	05/04/2000	6,393,785	05/28/2002	Issued
US	TimberTech Limited	Renewable Surface For Extruded Synthetic Wood Material	08/735,334	10/22/1996	5,866,264	02/02/1999	Issued
US	TimberTech Limited	Multilayer Synthetic Wood Component	09/854,894	05/14/2001	6,579,605	06/17/2003	Issued
US	TimberTech Limited	Multilayer Synthetic Wood Component	10/421,156	04/23/2003	6,958,185	10/25/2005	Issued
US	TimberTech Limited	Flexible Wood Composition	09/822,953	03/30/2001	6,617,376	09/09/2003	Issued
US	TimberTech Limited	Thermally Cooled And Heated Decking	13/471,101	5/14/2012			Pending
US	TimberTech Limited	Composite Component Having A Multilayer Cap	13/590,143	8/20/2012			Pending
US	TimberTech Limited	Vinyl Based Cellulose Reinforced Composite	08/791,178	01/31/1997	6,011,091	01/04/2000	Issued
US	TimberTech Limited	Vinyl Based Cellulose Reinforced Composite	09/439,677	11/15/1999	6,103,791	08/15/2000	Issued

Country	Owner	Title	Application No.	File Date	Patent No.		Issue Date	Status
US	TimberTech Limited	Vinyl Based Cellulose Reinforced Composite	09/595,690	06/16/2000	6,248,813		06/19/2001	Issued
US	TimberTech Limited	Variegated Asa Capstock	12/324,768	11/26/2008				Pending
US	TimberTech Limited	Variegated Asa Capstock	61/696,476	09/04/2012				Pending
US	TimberTech Limited	Extrusion Of Synthetic Wood Material	08/735,329	10/22/1996	6,117,924		09/12/2000	Issued
US	TimberTech Limited	Extrusion Of Synthetic Wood Material	10/247,918	09/20/2002	6,984,676		01/10/2006	Issued
US	TimberTech Limited	Balanced Cooling Of Extruded Synthetic Wood Material	08/735,323	10/22/1996	5,827,462		10/27/1998	Issued
US	TimberTech Limited	Extrusion Of Synthetic Wood Material	08/741,846	10/31/1996	6,344,504	[2]	02/05/2002	Issued
US	TimberTech Limited	Extrusion Of Synthetic Wood Material Using Thermoplastic Material In Powder Form	10/036,053	12/27/2001	6,498,205		12/24/2002	Issued
US	TimberTech Limited	Cellulosic, Inorganic-Filled Plastic Composite	09/473,377	12/28/1999	6,337,138		01/08/2002	Issued
US	TimberTech Limited	System For Drying And Processing Cellulosic Compounds	09/443,694	11/19/1999	6,409,952		06/25/2002	Issued
US	Vast Enterprises, LLC	Method for installing a bounded paving system.	13/254,367	10/17/2011				Pending
US	Vast Enterprises, LLC	Methods and devices for constructing a wall with brick facade	12/397,988	3/4/2009	8,316,616		11/27/2012	Issued
US	Vast Enterprises, LLC	Structural paver decking assembly and method for same	12/717,856	03/4/2010	8,336,278		12/25/2012	Issued
US	Vast Enterprises, LLC	Brick cutting apparatuses and methods	12/395,825	03/2/2009	8,251,052		08/28/2012	Issued
US	Vast Enterprises, LLC	Method of installing a paving system	12/990,419	11/19/2010				Pending
US	Vast Enterprises, LLC	Paver System	29281259	06/19/2007	D581549		11/25/2008	Issued
US	Vast Enterprises, LLC	Paver system	11/435,319	05/16/2006	7,344,334		3/18/2008	Issued

[2]

One of the named inventors for this patent, Terry Laver, worked for another company, Strandex Corporation. The United States Patent and Trademark Office record shows that no assignment has been recorded from Mr. Laver for this patent and CPG International Inc. does not have an assignment from Mr. Laver.

NON-U.S. PATENTS AND PATENT APPLICATIONS

Country	Owner	Title	Application No.	File Date	Patent No.	Issue Date	Status
CA	AZEK Building Products, Inc.	An Apparatus and Method for Edge Sealing of Foam Boards	2,693,650	2/18/2010			Pending
CA	AZEK Canada, Inc.	Guard Rail System	2,491,550	1/5/2005			Pending
CA	AZEK Canada, Inc.	Guard Rail System	2,363,976	11/26/2001	2,363,976	4/26/2005	Issued
CA	AZEK Building Products, Inc.	Rail Assembly Having a Baluster Swing Bracket	2,746,198	7/13/2011			Pending
CA	AZEK Building Products, Inc.	Screw Type Fastener	136652	8/10/2010	136652	3/9/2011	Issued
CA	AZEK Building Products, Inc.	Universal Bracket	2,743,379	6/16/2011			Pending
CN	AZEK Building Products, Inc.	Universal Bracket	201110214555.2	6/21/2011			Pending
CA	AZEK Building Products, Inc.	Screw Type Fastener Having Unthreaded Shank	137596	10/21/2010	137596	5/12/2011	Issued
CN	AZEK Building Products, Inc.	Screw Type Fastener Having an Unthreaded Shank	201030589730.2	11/3/2010	ZL20103058973 0.2	4/13/2011	Issued
TW	AZEK Building Products, Inc.	Screw Type Fastener Having Unthreaded Shank	099305915	11/18/2010	D146576	4/21/2012	Issued
CA	AZEK Building Products, Inc.	Bracket	141284	7/12/2011	141284	2/24/2012	Issued
CA	AZEK Building Products, Inc.	Bottom Rail Bracket	141283	7/12/2011	141283	2/24/2012	Issued

Country	Owner	Title	Application No.	File Date	Patent No.	Issue Date	Status
CA	AZEK Building Products, Inc.	Retainer for Railings	141929	8/23/2011	141929	3/22/2012	Issued
CA	AZEK Building Products, Inc.	Angle Shim	141928	8/23/2011	141928	3/19/2012	Issued
CA	Scranton ProductsInc.	Locker	2,697,278	3/18/2010			Pending
DE	Compression Polymers Corp.[3]	Fire Retarding Polypropylene Composition	199 82 451.7	1/8/1999	199 82 451.7	7/17/2008	Issued
CA	Scranton Products Inc.	Locker Handle	136458	7/23/2010	136458	2/28/2011	Issued
CA	Scranton Products Inc.	Thermoformed or Molded Partition	2,747,271	7/26/2011			Pending
MX	Scranton Products Inc.	Thermoformed or Molded Partition	MX/a/2011/007953	7/27/2011			Pending
CA	Scranton Products	Hinge	146232	6/28/2012			Pending
MX	Scranton Products	Hinge	MX/f/2012/002091	10/8/2012			Pending
CA	Scranton Products Inc.	Clam Hinge	148944	12/13/2012			Pending
MX	Scranton Products Inc.	Clam Hinge	MX/f/2012/004085	12/19/2012			Pending

[3]	To be transferred.

Schedule III(2)

Trademarks

U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
US	AZEK Building Products, Inc.	AZEK	78/594,481	3/24/2005	3,068,158	3/14/2006	Registered
US	AZEK Building Products, Inc.	AZEK	78/071,690	6/29/2001	2,696,724	3/11/2003	Registered
US	AZEK Building Products, Inc.	PROCELL	77/225,010	7/9/2007	3,397,777	3/18/2008	Registered
US	AZEK Building Products, Inc.	AZEK TRIM and Design	77/319,019	11/1/2007	3,495,156	9/2/2008	Registered
US	AZEK Building Products, Inc.	AZEK Moulding and Design	77/319,029	11/1/2007	3,461,329	7/8/2008	Registered
US	AZEK Building Products, Inc.	AZEK Deck and Design	77/319,059	11/1/2007	3,466,497	7/15/2008	Registered
US	AZEK Building Products	Vintec	74/396,882	6/1/1993	1,821,342	2/15/1994	Registered
US	AZEK Building Products	Celtec	73/646,733	2/17/1987	1,458,348	9/22/1987	Registered
US	AZEK Building Products	Once You Look, It’s All You’ll See	78/487,138	9/21/2004	3,121,847	7/25/2006	Registered
US	AZEK Building Products, Inc.	AZEK PORCH and Design	77/493,961	6/9/2008	3,569,527	2/3/2009	Registered
US	AZEK Canada, Inc.	Fensations	76/644,936	8/15/2005	3,383,684	2/19/2008	Registered
US	AZEK Building Products, Inc.	HARVEST COLLECTION	77/861,605	10/30/2009	3,868,585	10/26/2010	Registered
US	AZEK Building Products, Inc.	KONA	77/861,614	10/30/2009	3,806,726	6/22/2010	Registered
US	AZEK Building Products, Inc.	FAWN	77/861,622	10/30/2009	3,855,187	9/28/2010	Registered
US	AZEK Building Products, Inc.	SEDONA	77/861,631	10/30/2009	3,892,034	12/21/2010	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
US	AZEK Building Products, Inc.	TAHOE	77/861,643	10/30/2009	3,806,730	6/22/2010	Registered
US	AZEK Building Products, Inc.	ARBOR COLLECTION	77/861,638	10/30/2009	3,806,729	6/22/2010	Registered
US	AZEK Building Products, Inc.	ACACIA	77/861,650	10/30/2009	3,855,188	9/28/2010	Registered
US	AZEK Building Products, Inc.	REDLAND ROSE	77/861,658	10/30/2009	3,892,035	12/21/2010	Registered
US	AZEK Building Products, Inc.	MARIPOSA	85/958,134	6/12/2013			Pending
US	AZEK Building Products, Inc.	MORADO	77/861,675	10/30/2009	3,855,189	9/28/2010	Registered
US	AZEK Building Products, Inc.	COBRE	77/861,680	10/30/2009	3,877,979	11/16/2010	Registered
US	AZEK Building Products, Inc.	SILVER OAK	77/861,684	10/30/2009	3,952,777	4/26/2011	Registered
US	AZEK Building Products, Inc.	AZEK RAIL AND DESIGN	77/927,147	2/3/2010	3,844,774	9/7/2010	Registered
US	AZEK Building Products, Inc.	MODENA	85/195,469	12/10/2010	3,997,331	7/19/2011	Registered
US	AZEK Building Products, Inc.	VILLA	85/348,055	6/16/2011	4,090,685	1/24/2012	Registered
US	AZEK Building Products, Inc.	OYSTER	85/551,141	2/23/2012	4,213,907	9/25/2012	Registered
US	AZEK Building Products, Inc.	PREMIER RAILING	85/551,098	2/23/2012			Pending
US	AZEK Building Products, Inc.	AZEK and Design	85/697,369	8/7/2012	4,323,511	4/23/2013	Registered
US	CCP Holdings Inc.[4]	Premier Composite Railing & Deck and Design	76/488,955	2/5/2003	3,382,299	2/12/2008	Registered
US	Scranton Products Inc.	Poly-Mar HD	74/309,678	9/1/1992	1,785,556	8/3/1993	Registered
US	Scranton Products Inc.	Poly-Marble HD	74/310,043	9/2/1992	1,781,445	7/13/1993	Registered

[4]	To be transferred.

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
US	Scranton Products Inc.	Hiny Hiders	74/309,661	9/1/1992	1,772,990	5/25/1993	Registered
US	Scranton Products Inc.	Hiny Hiders and Design	78/864,403	4/19/2006	3,293,859	9/18/2007	Registered
US	Scranton Products Inc.	Sanatec	74/640,108	2/24/1995	1,951,251	1/23/1996	Registered
US	Scranton Products Inc.	Protec	74/396,884	6/1/1993	1,821,344	2/15/1994	Registered
US	Scranton Products Inc.	Flametec	75/905,554	1/25/2000	2,452,876	5/22/2001	Registered
US	Scranton Products Inc.	Hitec	74/396,883	6/1/1993	1,833,834	5/3/1994	Registered
US	Scranton Products Inc.	Tufftec Lockers	78/405,595	4/21/2004	2,947,960	5/10/2005	Registered
US	Scranton Products Inc.	Playboard	78/283,720	8/6/2003	2,945,195	4/26/2005	Registered
US	Scranton Products Inc.	Grip X	78/283,715	8/6/2003	2,945,194	4/26/2005	Registered
US	Scranton Products Inc.	Seaboard	78/308,394	10/2/2003	2,930,670	3/8/2005	Registered
US	Scranton Products Inc.	Kytec	75/910,088	1/26/2000	2,511,775	11/27/2001	Registered
US	Scranton Products, Inc.	Ultra White	78/757,958	11/21/2005	3,186,396	12/19/2006	Registered
US	Scranton Products, Inc.	COMTEC INDUSTRIES	85/058,293	6/9/2010	3,907,932	1/18/2011	Registered
US	Scranton Products, Inc.	SCRANTON PRODUCTS AND DESIGN	85/062,238	6/14/2010	3,908,051	1/18/2011	Registered
US	Scranton Products, Inc.	SCRANTON PRODUCTS	85/058,348	6/9/2010	3,871,769	11/2/2010	Registered
US	Scranton Products, Inc.	VYCOM	85/058,299	6/9/2010	3,907,933	1/18/2011	Registered
US	Scranton Products, Inc.	WHERE QUALITY MEETS PERFORMANCE	85/070,837	6/24/2010	3,908,104	1/18/2011	Registered
US	Scranton Products, Inc.	VYCOM OLEFIN & PVC SOLUTIONS AND DESIGN	85/062,961	6/15/2010	3,908,054	1/18/2011	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
US	Scranton Products, Inc.	POLYCARVE	85/070,828	6/24/2010	3,911,214	1/25/2011	Registered
US	Scranton Products, Inc.	RESISTALL	85/116,708	8/26/2010	3,946,346	4/12/2011	Registered
US	Scranton Products, Inc.	DesignBoard	85/428,383	9/21/2011	4,319,071	4/9/2013	Registered
US	Scranton Products, Inc.	DURALIFE LOCKERS	85/650,695	6/13/2012	4397391	9/3/2013	Registered
US	Scranton Products, Inc.	TUFFTEC	85939682	5/22/2013			Pending
US	Scranton Products, Inc.	EX	85939710	5/22/2013			Pending
US	Scranton Products, Inc.	ENDURABOND	85944758	5/29/2013			Pending
US	Scranton Products, Inc.	ENDURALITE	85/796,381	12/6/2012			Pending
US	TimberTech Limited	BUILDERBOARD	78/693,198	08/16/2005	3,178,753	11/28/2006	Registered
US	TimberTech Limited	BUILDERRAIL	77/142,784	03/28/2007	3,412,440	04/15/2008	Registered
US	TimberTech Limited		77/161,506	4/20/2007	3,415,387	04/22/2008	Registered
US	TimberTech Limited	CONCEALOC	78/951,964	08/15/2006	3,433,341	05/20/2008	Registered
US	TimberTech Limited	EARTHWOOD	78/646,899	06/09/2005	3,184,871	12/12/2006	Registered
US	TimberTech Limited	EARTHWOOD EVOLUTIONS	85/012,497	04/13/2010	3,986,813	06/28/2011	Registered
US	TimberTech Limited	FENCESCAPE	77/042,329	11/13/2006	3,382,509	02/12/2008	Registered
US	TimberTech Limited	FLOORIZON	78/465,462	08/11/2004	3,163,622	10/24/2006	Registered
US	TimberTech Limited	LESS WORK. MORE LIFE.	78/047,349	02/08/2001	2,652,749	11/19/2002	Registered
US	TimberTech Limited	LOOKS BETTER. LASTS LONGER.	77/075,658	01/04/2007	3,450,242	06/17/2008	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
US	TimberTech Limited		75/100,026	05/07/1996	2,112,994	11/11/1997	Registered
US	TimberTech Limited	RADIANCERAIL	78/646,901	06/09/2005	3,216,481	03/06/2007	Registered
US	TimberTech Limited	RADIANCERAIL EXPRESS	85/351,440	06/21/2011	4,108,138	03/06/2012	Registered
US	TimberTech Limited	RELIABOARD	77/768,867	06/26/2009	3,874,378	11/09/2010	Registered
US	TimberTech Limited	SECURE-MOUNT POST	77/840,457	10/02/2009	3,851,829	09/21/2010	Registered
US	TimberTech Limited	TIMBERTECH	75/100,025	05/07/1996	2,112,993	11/11/1997	Registered
US	TimberTech Limited		75/100,027	05/07/1996	2,112,995	11/11/1997	Registered
US	TimberTech Limited	TOPLOC	85/063,944	06/16/2010	4,003,707	07/26/2011	Registered
US	TimberTech Limited	TOPLOC	86/050308	08/28/2013			Pending
US	TimberTech Limited	TWINFASCIA	78/465,460	08/11/2004	3,133,999	08/22/2006	Registered
US	TimberTech Limited	TWINFINISH	78/205,132	01/20/2003	2,925,850	02/08/2005	Registered
US	TimberTech Limited	TWINRISER	78/887,449	05/19/2006	3,321,644	10/23/2007	Registered
US	TimberTech Limited	VALUPLANK	77/242,754	07/31/2007	3,728,937	12/22/2009	Registered
US	TimberTech Limited	XLM	77/161,687	04/20/2007	3,412,485	04/15/2008	Registered
US	TimberTech Limited	YOU’LL NEVER FIND WOOD THIS GOOD	85/168,827	11/04/2010			Pending
US	Vast Enterprises, LLC		77/205,254	6/13/2007	3,391,274	3/4/2008	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
US	Vast Enterprises, LLC	Vast	77/205,159	6/13/2007	3,391,272	3/4/2008	Registered
STATE - OH	TimberTech Limited	TIMBERTECH			1075726	5/4/1999	Registered
STATE - PA	Santana Products Inc.	POLY - MARBLE HD	03-010685		2094359	6/12/1992	Registered
STATE - PA	Santana Products Inc.	HINY HIDERS	03-010684		2094360	6/12/1992	Registered
STATE - PA	Santana Products Inc.	POLY - MAR HD	03-010686		2094357	6/12/1992	Registered
STATE - PA	Santana Products Inc.	SANTANA	01-103479		1614684	10/19/1990	Registered

NON-U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
ARGENTINA	AZEK Building Products, Inc.	AZEK	2.835.124	6/30/2008	2.311.264	9/4/2009	Registered
AUSTRALIA	AZEK Building Products, Inc.	AZEK	1247932	6/24/2008	1247932	6/24/2008	Registered
BERMUDA	AZEK Building Products, Inc.	AZEK	48239	7/4/2008	48239	7/4/2008	Registered
BRAZIL	AZEK Building Products, Inc.	AZEK	901047600	7/15/2008	901047600	11/9/2010	Registered
CANADA	AZEK Building Products, Inc.	AZEK	1,331,590	1/17/2007	TMA711,762	4/14/2008	Registered
COSTA RICA	AZEK Building Products, Inc.	AZEK	2008-6495	7/4/2008	183418	12/18/2008	Registered
DOMINICAN REPUBLIC	AZEK Building Products, Inc.	AZEK	2008-28199	7/2/2008	169612	9/15/2008	Registered
EUROPEAN UNION (CTM)	AZEK Building Products, Inc.	AZEK	005621149	1/17/2007	005621149	4/11/2008	Registered
INDIA	AZEK Building Products, Inc.	AZEK	1702935	6/24/2008	1702935	11/22/2010	Registered
SOUTH KOREA	AZEK Building Products, Inc.	AZEK	40-2008-0033534	7/8/2008	0791608	6/9/2009	Registered
MEXICO	AZEK Building Products, Inc.	AZEK	830574	1/17/2007	1007487	10/22/2007	Registered
MEXICO	AZEK Building Products, Inc.	AZEK	830575	1/17/2007	1007488	10/22/2007	Registered
NEW ZEALAND	AZEK Building Products, Inc.	AZEK	791673	6/24/2008	791673	6/24/2008	Registered
RUSSIAN FEDERATION	AZEK Building Products, Inc.	AZEK	2008720470	6/27/2008	383728	7/15/2009	Registered
SAUDI ARABIA	AZEK Building Products, Inc.	AZEK	132336	6/28/2008	1108/24	11/15/2009	Registered
TURKEY	AZEK Building Products, Inc.	AZEK	2008/37905	6/26/2008	2008/37905	7/28/2009	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
AUSTRALIA	AZEK Building Products, Inc.	Procell	1216438	12/18/2007	1216438	12/18/2007	Registered
CANADA	AZEK Building Products, Inc.	PROCELL	1,371,929	11/14/2007	TMA741,441	6/4/2009	Registered
CHILE	AZEK Building Products, Inc.	PROCELL	802-327	1/9/2008	820.591	6/26/2008	Registered
CHINA	AZEK Building Products, Inc.	PROCELL	6496593	1/7/2008	6496593	4/14/2010	Registered
EUROPEAN UNION (CTM)	AZEK Building Products, Inc.	PROCELL	006552269	1/3/2008	006552269	10/8/2008	Registered
MEXICO	AZEK Building Products, Inc.	PROCELL	905544	1/7/2008	1036971	4/28/2008	Registered
RUSSIAN FEDERATION	AZEK Building Products, Inc.	PROCELL	2007740842	12/25/2007	374390	3/12/2009	Registered
TURKEY	AZEK Building Products, Inc.	PROCELL	2007/68973	12/26/2007	200768973	12/26/2008	Registered
UKRAINE	AZEK Building Products, Inc.	PROCELL	m200800121	1/8/2008	109320	7/10/2009	Registered
NEW ZEALAND	Vycom Corp.	Vintec	230947	10/11/1993	230947	10/11/1993	Registered
NEW ZEALAND	Vycom Corp.	Celtec	230946	10/11/1993	230946	10/11/1993	Registered
MEXICO	Compression Polymers Corp.	Once You Look, It’s All You See	701,219	2/9/2005	905705	10/27/2005	Registered
MEXICO	Compression Polymers Corp.	Once You Look, It’s All You’ll See	701,220	2/9/2005	905706	10/27/2005	Registered
WIPO	Compression Polymers Corp.	Once You Look, It’s All You’ll See			854775	2/2/2005	Registered
CANADA	AZEK Building Products, Inc.	HARVEST COLLECTION	1,478,846	4/28/2010	TMA793,919	3/25/2011	Registered
CANADA	AZEK Building Products, Inc.	KONA	1,478,845	4/28/2010			Pending
CANADA	AZEK Building Products, Inc.	TAHOE	1,478,847	4/28/2010	TMA793,914	3/25/2011	Registered
CANADA	AZEK Building Products, Inc.	ARBOR COLLECTION	1,478,844	4/28/2010	TMA793,921	3/25/2011	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
CANADA	AZEK Building Products, Inc.	COBRE	1,478,852	4/28/2010	TMA824,666	5/23/2012	Pending
CANADA	AZEK Building Products, Inc.	AZEK RAIL & DESIGN	1,490,880	8/3/2010	TMA804,039	8/10/2011	Registered
CANADA	AZEK Building Products, Inc.	TERRA COLLECTION	1,479,039	4/29/2010	TMA825,144	5/30/2012	Registered
CANADA	AZEK Building Products, Inc.	MODENA	1,530,879	6/8/2011	TMA845,425	3/7/2013	Registered
MEXICO	AZEK Building Products, Inc.	MODENA	1184783	6/8/2011	1251134	11/11/2011	Registered
CANADA	AZEK Building Products, Inc.	OYSTER	1,587,038	7/20/2012			Pending
AUSTRALIA	AZEK Building Products, Inc.	AZEK and Design	1537851	1/29/2013	1537851	5/29/2013	Registered
BRAZIL	AZEK Building Products, Inc.	AZEK and Design	840410468	2/1/2013			Pending
CANADA	AZEK Building Products, Inc.	AZEK and Design	1,613,153	2/7/2013			Pending
CHILE	AZEK Building Products, Inc.	AZEK and Design	1.044.527	2/4/2013			Pending
COLOMBIA	AZEK Building Products, Inc.	AZEK and Design	13-020244	2/4/2013			Pending
EUROPEAN UNION (CTM)	AZEK Building Products, Inc.	AZEK and Design	011586691	2/6/2013	011586691	6/28/2013	Pending
CANADA	AZEK Canada, Inc.	Fensations	1,267,897	8/10/2005	TMA678,451	12/12/2006	Registered
CANADA	AZEK Canada, Inc.	TRADEMARK	1,281,331	11/30/2005	TMA731,442	12/23/2008	Registered
GERMANY	Compression Polymers Corp.[5]	FLAME TEC	30055516	7/25/2000	30055516	4/2/2001	Registered
JAPAN	Compression Polymers Group	FLAMETEC	2000- 081494	7/24/2000	4445565	1/12/2001	Registered
AUSTRALIA	Compression Polymers Corp.	Seaboard	996221	4/1/2004	996221	7/25/2005	Registered

[5]	To be transferred.

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
CANADA	Compression Polymers Corp.	Seaboard	1,212,045	4/2/2004	657,224	1/24/2006	Registered
INDIA	Compression Polymers Corp.	ONCE YOU LOOK, IT’S ALL YOU SEE	1342920	3/7/2005			Pending
INDIA	Compression Polymers Corp.	ONCE YOU LOOK, IT’S ALL YOU SEE	1344691	3/15/2005	755388	09/24/2008	Registered
MEXICO	Santana Products, Inc.	SANTANA	489723	6/8/2001	831700	4/21/2004	Registered
MEXICO	Santana Products, Inc.	SANTANA	489724	6/8/2001	709333	7/30/2001	Registered
MEXICO	Santana Products, Inc.	SANTANA	489725	6/8/2001	709334	7/30/2001	Registered
CANADA	Scranton Products, Inc.	COMTEC INDUSTRIES	1,506,789	12/7/2010	TMA813,246	12/2/2011	Registered
MEXICO	Scranton Products, Inc.	COMTEC INDUSTRIES	1141007	12/9/2010	1245484	10/19/2011	Registered
CANADA	Scranton Products, Inc.	SCRANTON PRODUCTS & DESIGN	1,506,791	12/7/2010	TMA813,243	12/2/2011	Registered
MEXICO	Scranton Products, Inc.	SCRANTON PRODUCTS AND DESIGN	1140105	12/7/2010	1245483	10/19/2011	Registered
MEXICO	Scranton Products, Inc.	SCRANTON PRODUCTS AND DESIGN	1140106	12/7/2010	1274898	3/23/2012	Registered
CANADA	Scranton Products, Inc.	SCRANTON PRODUCTS	1,506,799	12/7/2010	TMA826,472	6/18/2012	Registered
MEXICO	Scranton Products, Inc.	SCRANTON PRODUCTS	1140102	12/7/2010	1257584	12/12/2011	Registered
MEXICO	Scranton Products, Inc.	SCRANTON PRODUCTS	1140103	12/7/2010	1257585	12/12/2011	Registered
CANADA	Scranton Products, Inc.	VYCOM	1,506,786	12/7/2010	TMA813,244	12/2/2011	Registered
CANADA	Scranton Products, Inc.	WHERE QUALITY MEETS PERFORMANCE	1,506,792	12/7/2010	TMA813,245	12/2/2011	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
MEXICO	Scranton Products, Inc.	WHERE QUALITY MEETS PERFORMANCE	0065362	12/9/2010	67177	1/26/2012	Registered
CANADA	Scranton Products, Inc.	V COM OLEFIN AND PVC OLUTIONS & DESIGN	1,506,790	12/7/2010	TMA813,256	12/2/2011	Registered
CANADA	Scranton Products, Inc.	CORRTEC	1,506,788	12/7/2010	TMA850172	5/3/2013	Registered
MEXICO	Scranton Products, Inc.	CORRTEC	1140101	12/7/2010	1246307	10/21/2011	Registered
CANADA	Scranton Products, Inc.	POLYCARVE	1,508,691	12/21/2010	TMA834,523	10/17/2012	Registered
MEXICO	Scranton Products, Inc.	POLYCARVE	1168339	4/4/2011	1263484	1/27/2012	Registered
MEXICO	Scranton Products, Inc.	CELTEC	1114618	8/25/2010	1198969	1/27/2011	Registered
CANADA	Scranton Products, Inc.	RESISTALL	1,512,133	1/21/2011			Pending
CANADA	Scranton Products, Inc.	DURALIFE LOCKER	1,606,485	12/13/2012			Pending
MEXICO	Scranton Products, Inc.	DURALIFE LOCKER	1332658	12/10/2012			Pending
CANADA	TimberTech Limited	BUILDERRAIL	1,342,127	04/04/2007	TMA745,614	08/18/2009	Registered
CANADA	TimberTech Limited		1,357,918	07/31/2007	TMA803,183	07/29/2011	Registered
CTM	TimberTech Limited		006154785	07/31/2007	006154785	08/18/2008	Registered
CANADA	TimberTech Limited	CONCEALOC	1,331,854	01/18/2007	TMA705,772	01/25/2008	Registered
CTM	TimberTech Limited	CONCEALOC	005937511	05/25/2007	005937511	04/25/2008	Registered
CANADA	TimberTech Limited	DOCKSIDER	1,309,033	07/13/2006	TMA721,545	08/21/2008	Registered
CTM	TimberTech Limited	DOCKSIDER	005204128	07/18/2006	005204128	07/05/2007	Registered
CANADA	TimberTech Limited	EARTHWOOD	1,282,525	12/09/2005	TMA680,750	01/31/2007	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
FRANCE	TimberTech Limited	EARTHWOOD	10/3728292	03/30/2010	103728292	12/08/2005	Registered
GERMANY	TimberTech Limited	EARTHWOOD	302010000635.8/19	12/08/2005	302010000635	07/19/2010	Registered
SPAIN	TimberTech Limited	EARTHWOOD	2907927/6	12/30/2009	2907927	06/02/2010	Registered
UK	TimberTech Limited	EARTHWOOD	2535980	12/08/2005	2535980	05/21/2010	Registered
BENELUX	TimberTech Limited	EARTHWOOD	0200970	12/08/2005	0200970	05/20/2010	Registered
SPAIN	TimberTech Limited	TI BERTECH CATALUNYA	2853148/5	11/19/2008	2853148/5	03/16/2009	Registered
SPAIN	TimberTech Limited		2856393/X	12/12/2008	2856393/X	06/12/2009	Registered
SPAIN	TimberTech Limited	TIMBERTECH ESPAÑA. LESS	2859139/9	01/13/2009	2859139/9	05/20/2009	Registered
		WORK MORE LIFE
SPAIN	TimberTech Limited	IMBERTECH ESPAÑA	2878862/1	06/04/2009	2878862/1	10/16/2009	Registered
CANADA	TimberTech Limited	FENCESCAPE	1,337,089	02/27/2007	TMA713,281	05/01/2008	Registered
CANADA	TimberTech Limited	FLOORIZON	1,350,127	06/04/2007	TMA721,739	08/22/2008	Registered
CANADA	TimberTech Limited	RADIANCERAIL	1,282,522	12/09/2005	TMA680,751	01/31/2007	Registered
CTM	TimberTech Limited	RADIANCERAIL	004772381	12/08/2005	004772381	12/14/2006	Registered
NEW ZEALAND	TimberTech Limited	TIMBERTECH	679568	05/23/2003	679568	05/23/2003	Registered
BRAZIL	TimberTech Limited	TIMBERTECH	820405132	11/24/1997	820405132	03/27/2001	Registered
BRAZIL	TimberTech Limited		820405124	11/24/1997	820405124	03/27/2001	Registered
CANADA	TimberTech Limited	TIMBERTECH	1,017,584	06/02/1999	638,171	04/22/2005	Registered

Country	Owner	Mark	Application No.	File Date	Registration No.	Registration Date	Status
CANADA	TimberTech Limited		1,017,585	06/02/1999	TMA647,133	09/01/2005	Registered
CTM	TimberTech Limited	TIMBERTECH	000671347	11/05/1997	000671347	04/23/1999	Registered
CTM	TimberTech Limited		000671453	11/05/1997	000671453	03/22/1999	Registered
JAPAN	TimberTech Limited		53136/99	06/15/1999	04450396	02/02/2001	Registered
CANADA	TimberTech Limited	TWINFINISH	1,282,526	12/09/2005	TMA683,521	03/13/2007	Registered
CTM	TimberTech Limited	TWINFINISH	004772951	12/08/2005	004772951	12/14/2006	Registered
CANADA	TimberTech Limited	VALUPLANK	1,379,650	01/17/2008	TMA744,955	08/10/2009	Registered
CTM	TimberTech Limited	VALUPLANK	006545479	12/28/2007	006545479	11/27/2009	Registered
CANADA	TimberTech Limited	XLM	1,357,920	07/31/2007	TMA775,140	08/20/2010	Registered
CTM	TimberTech Limited	XLM	006154082	07/31/2007	006154082	08/18/2008	Registered
CANADA	TimberTech Limited	EVOLUTIONS RAIL	1,588,040	07/30/2012			Pending
CTM	TimberTech Limited	EVOLUTIONS RAIL	011092186	08/06/2012	011092186	12/28/2012	Registered
UAE	TimberTech Limited	TIMBERTECH & DEVICE (in black & white)	179982	09/30/2012			Pending
UNITED KINGDOM	Vycom Corp.	CELTEC	1,547,946	9/16/1993	1,547,946	12/04/1998	Registered
AUSTRALIA	Vycom Corp.	CELTEC	613822	10/14/1993	A613822	12/20/1994	Registered
AUSTRALIA	Vycom Corp.	VINTEC	613823	10/14/1993	A613823	12/20/1994	Registered

Schedule III(3)

U.S. COPYRIGHT REGISTRATIONS AND APPLICATIONS

Country	Record Owner	Copyright Title	Registration Number	Registration Date
United States	AZEK Building Products, Inc.	Azek Trimboards installation guidelines.	TX0006265403	01/18/2006
United States	AZEK Building Products, Inc.	Azek Trimboards limited warranty.	TX0006265404	01/18/2006

NON-U.S. COPYRIGHT REGISTRATIONS AND APPLICATIONS

None.

REGISTERED DOMAIN NAMES

azek.biz	azektrimboardsucks.org	cpg-vycom.org
azek.com	azektrimboardsucks.us	cpg-vycom.us
azek.info	azekworldwide.com	cpggreeninitiative.com
azek.net	celtecmarine.com	cpggreeninitiative.net
azek.us	celtecmarine.us	cpgint.com
azekbuildingproducts.com	composatron.com	cpgintsustainability.com
azekdeck.com	compressionpolymers.biz	cpgintsustainability.net
azekdecking.com	compressionpolymers.com	cpgsustainabilitymission.com
azekindustries.com	compressionpolymers.net	cpgsustainabilitymission.net
azeksucks.biz	compressionpolymers.org	dieblock.com
azeksucks.com	compressionpolymers.us	dieblok.com
azeksucks.info	compressionpolymerscorp.biz	hinyhider.com
azeksucks.net	compressionpolymerscorp.com	hinyhiders.com
azeksucks.org	compressionpolymerscorp.info	hyzek.com
azeksucks.us	compressionpolymerscorp.net	hyzek.net
azektrimboardssuck.biz	compressionpolymerscorp.org	procelldeck.com
azektrimboardssuck.com	compressionpolymerscorp.us	procelldecking.com
azektrimboardssuck.info	comtecindustries.biz	procelldecks.com
azektrimboardssuck.net	comtecindustries.com	santanaproducts.com
azektrimboardssuck.org	comtecindustries.info	scranton-products.com
azektrimboardssuck.us	comtecindustries.net	scrantonprod.com
azektrimboardssucks.biz	comtecindustries.org	scrantonproducts.com
azektrimboardssucks.com	comtecindustries.us	seaboard-marine.com
azektrimboardssucks.info	cpcorp.biz	timbertech.com
azektrimboardssucks.net	cpcorp.info	vycom.biz
azektrimboardssucks.org	cpcorp.us	vycom.info
azektrimboardssucks.us	cpg-int.com	vycom.org
azektrimboardsucks.biz	cpg-vycom.biz	vycom.us
azektrimboardsucks.com	cpg-vycom.com	vycomcorp.com
azektrimboardsucks.info	cpg-vycom.net	vycomcorp.info

vycomcorp.net	timbertechglobaldirect.com	styleselectionsrailing.com
vycomcorp.org	timbertechpress.com	timbertechdirect.com
vycomcorp.us	timbertechpro.com	timbertechfencescape.com
cpgdirect.com	timbertechstore.com	timbertechfencing.com
azekdirect.com	twinfinish.com	timbertech.ie
builderrail.com	deckedoutforlife.com	timbertech.cl
concealoc.com	evolutionsrail.com	timbertech.co.cr
concealock.com	fencescapedirect.com	timbertech.com.co
discoverrail.com	fencescaping.com	timbertech.com.pa
dogsondecks.com	fencingscape.com	timbertech.co.za
earthwoodevolutions.com	radiancerailexpress.com	timbertechdeutschland.de
extremelowmaintenance.com	styleselectiondeck.com	timbertechoesterreich.at
fencescape.com	styleselectiondecking.com	timbertechschweiz.ch
floorizon.com	styleselectionrail.com	timberech.com.br
lessworkmorelife.com	styleselectionrailing.com	timbertech.pt
radiancerail.com	styleselectionsdeck.com	timbertechespana.es
securemountpost.com	styleselectionsdecking.com	timbertechespana.es
timbertech.com	styleselectionsdecking.net	timbertech.fr
timbertechcontractor.com	styleselectionsrail.com

Schedule IV

Filing Jurisdictions

Entity	Filing Jurisdiction
CPG International Inc.	Delaware
CPG International I Inc.	Delaware
Vycom Corp.	Delaware
Scranton Products Inc.	Delaware
Sanatec Sub I Corporation	Delaware
Santana Products Inc.	Delaware
AZEK Building Products, Inc.	Delaware
TimberTech Limited	Ohio
Procell Decking Inc.	Delaware
VAST Enterprises, LLC	Minnesota
CPG Sub I Corporation	Delaware
CPG Newco LLC	Delaware

Schedule V

Commercial Tort Claims

None.

Schedule VI

Matters Relating to Accounts and Inventory

None.

Schedule VII

Jurisdictions of Organization, Locations of Chief Executive Offices

Entity	Jurisdiction of Organization	Identification Number	Location of Chief Executive Office
CPG International Inc.	Delaware	3937658	888 N. Keyser Avenue Scranton, PA 18504
CPG International I Inc.	Delaware	3953009	888 N. Keyser Avenue Scranton, PA 18504
Vycom Corp.	Delaware	4068646	888 N. Keyser Avenue Scranton, PA 18504
Scranton Products Inc.	Delaware	3359187	888 N. Keyser Avenue Scranton, PA 18504
Sanatec Sub I Corporation	Delaware	4068653	888 N. Keyser Avenue Scranton, PA 18504
Santana Products Inc.	Delaware	3564527	888 N. Keyser Avenue Scranton, PA 18504
AZEK Building Products, Inc.	Delaware	3359183	888 N. Keyser Avenue Scranton, PA 18504
TimberTech Limited	Ohio	1047360	894 Prairie Avenue Wilmington, OH 45177
Procell Decking Inc.	Delaware	4068656	888 N. Keyser Avenue Scranton, PA 18504
VAST Enterprises, LLC	Minnesota	20-4245524	1828 Marshall Street N.E., Suite 15A, Minneapolis, MN 55418
CPG Sub I Corporation	Delaware	4068643	888 N. Keyser Avenue Scranton, PA 18504
CPG Newco LLC	Delaware	5384228	888 N. Keyser Avenue Scranton, PA 18504

Exhibit I

to Guarantee and

Collateral Agreement1

SUPPLEMENT NO.         dated as of                             (this “Supplement”), to the Term Loan Guarantee and Collateral Agreement dated as of September 30, 2013 (the “Guarantee and Collateral Agreement”), among CPG MERGER SUB LLC, a Delaware limited liability company (prior to the consummation of the Acquisition, the “Borrower”), CPG NEWCO LLC (“Holdings”) and each other Subsidiary of Holdings that, in each case, becomes a party to the Guarantee and Collateral Agreement after the Closing Date (each, a “Subsidiary Loan Party”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Term Loan Credit Agreement dated as of September 30, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent and the Collateral Agent for the Lenders, and the other parties from time to time thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

C. The Pledgors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans under the Credit Agreement. Section 7.16 of the Guarantee and Collateral Agreement provides that [Holdings and]2 additional Subsidiaries of Holdings may become Subsidiary Loan Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. [Holdings and] The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans (if available under the Credit Agreement) and as consideration for any financial considerations previously made or issed under the Credit Agreement.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and     Collateral Agreement, the New Guarantor by its signature below becomes a Subsidiary Loan Party, a Guarantor and a Pledgor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a Guarantor and a Pledgor, and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Loan Party, a Guarantor and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Guarantor, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and Lien on all the New Guarantor’s right, title and interest in and to

[1]	At any time the ABL/Term Loan Intercreditor Agreement is outstanding, language to be added to Supplement regarding joinder to such agreement.
[2]	Modify accordingly if executed by Holdings.

Exhibit I-1

the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Guarantor. Each reference to a “Subsidiary Loan Party,” a “Guarantor,” or a “Pledgor” in the Guarantee and Collateral Agreement shall be deemed to include the New Guarantor. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor and (b) the Agents have executed a counterpart hereof.

SECTION 4. The New Guarantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Guarantor as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all of the material Patents, Trademarks and Copyrights of the New Guarantor as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Guarantor individually in excess of $5.0 million as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Guarantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantor and the Agents have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

Exhibit I-2

[Name of New Guarantor]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:
Name:
Title:

Exhibit I-3

Schedule I

to Supplement No.         to the

Guarantee and

Collateral Agreement

Pledged Securities of the New Guarantor

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule I-1

Schedule II

to Supplement No.         to the

Guarantee and

Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule II-1

Schedule III

to Supplement No.         to the

Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

Schedule III-1